SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: August 26, 2004
(Date of Earliest Event Reported)

Akorn, Inc.

(Exact Name of Registrant as Specified in its Charter)

Louisiana (State or other Jurisdiction of Incorporation)	0-13976 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)

2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM&NBSP;9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
SECOND AMENDMENT TO CREDIT AGREEMENT

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On August 26, 2004, Akorn, Inc. (the “Company”) entered into the Second Amendment to Credit Agreement dated as of August 26, 2004 (the “Second Amendment”), by and among the Company, Akorn (New Jersey), Inc., an Illinois corporation (“Akorn NJ”), Dr. John N. Kapoor (“Dr. Kapoor”), The John N. Kapoor Trust DTD 9/29/89 (the “Kapoor Trust”), LaSalle Bank National Association (“LaSalle”), and certain financial institutions parties thereto (the “Lenders”). The sole trustee and sole beneficiary of the Kapoor Trust is Dr. Kapoor, the Company’s Chairman of the Board of Directors and the beneficial owner as disclosed in the Company’s Proxy Statement for the July 8, 2004 Annual Meeting of Shareholders, including the amount owned by the Trust, of approximately 64.23% of the Company’s common stock. Dr. Kapoor and the Trust are also creditors of the Company. The Second Amendment amends the Credit Agreement dated as of October 7, 2003, as amended, by and among the Company, Akorn NJ, LaSalle and the Lenders (the “Agreement”). Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement. The Second Amendment releases Dr. Kapoor, the Kapoor Trust and the Company, on a conditional basis, from all obligations under and relating to the Kapoor Guaranty. The Second Amendment is attached hereto in its entirety as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.
10.1	Second Amendment to Credit Agreement dated as of August 26, 2004, by and among Akorn, Inc., Akorn (New Jersey), Inc., Dr. John N. Kapoor, The John N. Kapoor Trust DTD 9/29/89, LaSalle Bank National Association, and certain financial institutions parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
	By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Date: August 31, 2004		Chief Financial Officer, Treasurer and Secretary